UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 6, 2015

Date of Report (Date of Earliest Event Reported)

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37420
(Commission File Number)	(I.R.S. Employer Identification No.)

54 West 40th Street, 10th Floor

New York, NY 10018

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-7800

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 7, 2015, Sears Holdings Corporation (“Sears Holdings”) completed the previously announced transactions in which it sold 234 of its owned properties, one of its ground leased properties and its fifty percent (50%) joint venture interests in 31 properties to Seritage Growth Properties, L.P, a Delaware limited partnership (“Operating Partnership”) and the operating subsidiary of the recently formed Seritage Growth Properties, a Maryland real estate investment trust (“Seritage Growth”), for cash proceeds of $2.72 billion, with the substantial majority of such properties being leased back to Sears Holdings (the “Transaction”). The Transaction was partially financed through the distribution of subscription rights to purchase Class A common shares of beneficial interest, par value $0.01 per share (the “Class A common shares”), to holders of shares of common stock of Sears Holdings (the “Rights Offering”). Additional financing for the Transaction was generated through private placements of Class A common shares to subsidiaries of Simon Property Group, Inc. (“Simon”) and General Growth Properties, Inc. (“GGP”), as well as agreements with ESL Partners, L.P. and Edward S. Lampert (together with ESL Partners, L.P., “ESL”) and Fairholme Capital Management L.L.C. (“Fairholme”) to exchange a portion of their subscription rights and the exercise price therefor for, in the case of ESL, limited partnership units of Operating Partnership and Class B non-economic common shares of beneficial interest, par value $0.01 per share (the “Class B non-economic shares”), and, in the case of Fairholme, Class C non-voting common shares of beneficial interest, par value $0.01 per share (the “Class C non-voting shares”).

The Rights Offering expired on July 2, 2015. According to reports from Computershare Trust Company, N.A., the subscription agent for the Rights Offering, the offering was 97.3% subscribed on a primary basis and 125.5% subscribed including oversubscriptions. As a result of subscriptions in the Rights Offering and the agreements with ESL, Fairholme, Simon and GGP, Seritage Growth issued 24,583,557 Class A common shares, 1,589,020 Class B non-economic shares and 6,790,635 Class C non-voting shares. In addition, ESL was issued limited partnership units of Operating Partnership representing 43.5% of the outstanding units, with Seritage Growth holding the remaining 56.5% and the general partnership interest.

Item 1.01	Entry into a Material Definitive Agreement

Transition Services Agreement

On July 7, 2015, Operating Partnership and Sears Holdings Management Corporation (“SHMC”), a wholly owned subsidiary of Sears Holdings, entered into a transition services agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, SHMC will provide certain limited services to Operating Partnership during the period from the closing of the Transaction through the 18-month anniversary of the closing, unless Operating Partnership terminates a service as described below. The services to be provided to Operating Partnership by SHMC include specified facilities management, accounting, treasury, tax, information technology, risk management, human resources and related support services. Under the terms of the Transition Services Agreement, the scope and level of the facilities management services will be substantially consistent with the scope and level of the services provided in connection with the operation of the transferred properties held by Sears Holdings prior to the closing of the Transaction. Operating Partnership will pay SHMC a specified fee for each of these services during the term of the Transition Services Agreement. Operating Partnership has the option to terminate each of the services provided under the Transition Services Agreement at any time with at least 60 days’ prior written notice, and SHMC will also have the option to terminate the services under certain circumstances. The liability of SHMC under the Transition Services Agreement for the services it provides will generally be limited.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Partnership Agreement

On July 7, 2015, Seritage Growth and ESL entered into the agreement of limited partnership of Operating Partnership (the “Partnership Agreement”). Pursuant to the Partnership Agreement, as the sole general partner of Operating Partnership, Seritage Growth exercises exclusive and complete responsibility and discretion in its day-to-day management and control of Operating Partnership, and may not be removed as general partner by the limited partners. Certain transactions, including mergers, consolidations, conversions or other combinations or extraordinary transactions or transactions that constitute a “change of control” of Seritage Growth or Operating Partnership, as defined in the Partnership Agreement, require the approval of the partners (other than Seritage Growth and entities controlled by it) holding a majority of all the outstanding partnership units held by all partners (other than Seritage Growth and entities controlled by it). In addition, Seritage Growth may not voluntarily withdraw as the general partner of Operating Partnership or transfer or assign all or any portion of its interest in Operating Partnership (other than a transfer to a wholly owned subsidiary of Seritage Growth) without such approval of the partners. A limited partner also may not sell, assign, encumber or otherwise dispose of its partnership units without Seritage Growth’s consent during the 12-month period following such limited partner’s acquisition of such partnership units, other than to certain family members, charities, trusts or entities that are controlled by the limited partner.

The Partnership Agreement provides that holders of partnership units are generally entitled to receive distributions on a pro rata basis in accordance with their respective partnership units (subject to the rights of the holders of any class of preferred partnership interests that may be authorized and issued after this offering). Limited partners also have the right to acquire additional partnership units to allow them to maintain their relative ownership interests in the Operating Partnership if it issues additional partnership units to Seritage Growth. In addition, each limited partner has the right to require Operating Partnership to redeem part or all of its partnership units that it has held for at least 12 months in exchange for cash. Alternatively, at the election of Seritage Growth, the partnership units may be redeemed for Class A common shares on a one-for-one basis, subject to adjustments as provided for in the Partnership Agreement. The Partnership Agreement also permits ESL to transfer its partnership units to one or more underwriters to be exchanged for Class A common shares in connection with certain dispositions in order to achieve the same effect as would occur if ESL were to exchange its partnership units for Class A common shares.

In addition, the Partnership Agreement provides that Seritage Growth, its trustees, officers and employees, officers and employees of Operating Partnership and any other persons whom Seritage Growth may designate are indemnified to the fullest extent permitted by law.

The foregoing description of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is included as Exhibit 10.2 hereto and is incorporated herein by reference.

Registration Rights Agreement

On July 7, 2015, Seritage Growth and ESL entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. Seritage Growth is also required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or similar filing.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 4.2 hereto and is incorporated herein by reference.

Master Lease

On July 7, 2015, subsidiaries of Seritage Growth (referred to together with Seritage Growth, for purposes of this description of the Master Lease, as “Seritage”) and subsidiaries of Sears Holdings (referred to together with Sears Holdings, for purposes of this description of the Master Lease, as “Sears Holdings”) entered in to a Master Lease Agreement (the “Master Lease”), pursuant to which most of the properties sold to Seritage in the Transaction (the “Acquired Properties”) and the space therein has been leased under the Master Lease to Sears Holdings (which guaranties the obligations of any subsidiary pursuant to the Master Lease). The Master Lease generally is a triple net lease with respect to all space which is leased thereunder to Sears Holdings, subject to proportionate sharing by Sears Holdings for repair and maintenance charges, real property taxes, insurance and other costs and expenses which are common to both the space leased by Sears Holdings and other space occupied by unrelated third-party tenants in the same or other buildings pursuant to third-party leases, space which is recaptured pursuant to Seritage’s recapture rights described below and all other space which is constructed on the properties. Sears Holdings’ obligation to pay rent and all other amounts payable under the Master Lease are absolute and unconditional, subject only to certain exceptions provided in the Master Lease. The following description of the Master Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Lease, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Term and Renewals

The Master Lease has an initial term of 10 years. Sears Holdings has three options for five-year renewals of the term and a final option for a four-year renewal. The Master Lease is a unitary, non-divisible lease as to all properties, with Sears Holdings’ obligations as to each property cross-defaulted with all obligations of Sears Holdings with respect to all other properties.

Rental Amounts and Escalators

The aggregate rent for all of the Acquired Properties is initially approximately $134 million. In each of the initial and first two renewal terms, after the first lease year, the annual rent will be increased by 2% per annum (cumulative and compounded) for each lease year over the rent for the immediately preceding lease year. For the third and fourth renewal options, rent for the renewal periods will be set at the commencement of the renewal period at a fair market rent determined based on a customary third-party appraisal process, taking into account all the terms of the Master Lease and other relevant factors, but in no event will the renewal rent be less than the rent payable in the immediately preceding lease year.

Seritage may at its election, for administrative, technical or other reasons (including facilitating sale or transfer of properties) from time to time separate and remove from the Master Lease any of the leased premises and cause Sears Holdings to enter into new leases for such premises. In such cases, the rent will be adjusted under the Master Lease to reflect the removal of such leased premises, and the new leases will be for the rent attributable to the removed premises, and for the remaining term and otherwise on the same terms and conditions as the Master Lease. If the lessor under any new leases is Sears Holdings or an affiliate, such new leases will be cross-defaulted with the Master Lease, but not otherwise.

Recapture Rights

Seritage will, upon compliance with a prescribed notice period, have a recapture right with respect to approximately 50% of the space within the stores (subject to certain exceptions), in addition to all of any automotive care centers which are free-standing or attached as “appendages” to the Stores, and all outparcels or outlots, as well as certain portions of parking areas and common areas, at the Acquired Properties leased to Sears Holdings under the Master Lease, except as set forth in the Master Lease, for no additional consideration. Upon exercising Seritage’s recapture right with respect to a property, Sears Holdings will be required after a certain time period to vacate such recaptured space, and Seritage must pay all costs and expenses for the separation of the recaptured space from the remaining Sears Holdings space and will then have the ability to reconfigure and rent such space for Seritage’s own account to one or more third-party tenants Seritage select and on terms Seritage determine. No additional consideration will be paid to Sears Holdings in the event Seritage exercise its rights pursuant to the recapture right. The remaining space retained by Sears Holdings will be configured and located such that Sears Holdings will not be materially disadvantaged in relation to the recaptured space, and Seritage will bear all costs of reconfiguration and division of the spaces and relocation of Sears Holdings in the remaining space. After recapture of any space, Sears Holdings will thereafter cease to pay Seritage rent and other charges for the recaptured space, and the reduced rent and other charges payable by Sears Holdings under the Master Lease will be determined on a pro-rata basis based on the proportion of the retained space to the space recaptured. While Seritage will be permitted to exercise Seritage’s recapture rights all at once or in stages as to any particular property, Seritage will not be permitted to recapture all or substantially all of the space subject to the recapture right at more than 50 Acquired Properties (other than certain Sears automotive care centers and other spaces) during any lease year.

With respect to 21 stores to be identified in the Master Lease, Seritage will have the further additional right to recapture 100% of the space within the Sears Holdings main store located on each of 21 identified Acquired Properties (excluding from such space all free-standing and “appendage” automotive care centers and all other free-standing buildings located on such Acquired Properties, which are subject to a separate recapture right as described above), effectively terminating the Master Lease with respect to such properties. Seritage will be required to provide notice and make a lease termination payment to Sears Holdings equal to the greater of an amount specified in the Master Lease or an amount equal to 10 times the adjusted earnings before interest, taxes, depreciation, and amortization attributable to such space within the Sears Holdings main store which is not attributable to the space subject to the separate 50% recapture right discussed above for the 12-month period ending at the end of the fiscal quarter ending immediately prior to recapturing such space. In the event of such a recapture of an entire property and any subsequent re-leasing of such property, if the property has store space that is suitable for a Sears Holdings store that Seritage will be seeking to lease to a third party, Sears Holdings will have the right of first offer to lease such store space on terms set forth in the Master Lease. The 50 property limit on the exercise of recapture rights during any lease year does not apply to this additional recapture right.

Sears Holdings’ Termination Rights

The Master Lease also provides for certain rights of Sears Holdings to terminate the Master Lease with respect to Acquired Properties that cease to be profitable for operation by Sears Holdings. Specifically, Sears Holdings also has the right to terminate the Master Lease with respect to an Acquired Property where the fixed rent (together with all other costs and expenses payable under the Master Lease) attributable to such Acquired Property exceeds Sears Holdings’ earnings before interest, taxes, depreciation, amortization and rent costs attributable thereto for any 12-month period beginning after the commencement of the lease and ending at the end of the most recent fiscal quarter. In order to terminate the Master Lease with respect to a certain property, Sears Holdings must make a payment to Seritage of an amount equal to one year of rent (together with taxes and other expenses) with respect to such property. Such termination right, however, is limited so that it will not have the effect of reducing the fixed rent under the Master Lease by more than 20% per annum. Once a property qualifies for this termination right, if the 20% annual limitation would prevent the exercise of the termination right, such property continues to be eligible for termination in the next period.

Other Provisions

Sears Holdings is obligated to continuously operate a Sears Holdings store (or such store as may be re-branded and/or used for other retail uses pursuant to the Master Lease) of a minimum size specified in the Master Lease on each of the Acquired Properties where such stores operate currently (except for reasonable periods required for alterations or restoration of damage), subject to the recapture and termination rights provided above. The Master Lease also contains customary provisions contained in master triple net leases governing the leasing of retail properties, including, among others, with respect to maintenance, restoration (and certain termination rights) in the event of casualty and condemnation, cross-default with respect to each property in the separate Master Leases, indemnification and assumption of risk of loss, alterations and insurance. The Master Lease contains customary provisions for the protection of mortgagees, including a provision requiring the parties to enter into a subordination, nondisturbance and attornment agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under the Introductory Note of this Current Report on Form 8-K related to the acquisition of properties and certain joint venture interests is incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 7, 2015, Seritage SRC Finance LLC and Seritage KMT Finance LLC, two wholly-owned subsidiaries of Operating Partnership, as borrowers (together, the “Mortgage Borrower”), and certain other subsidiaries of Operating Partnership, entered into a Loan Agreement (the “Mortgage Loan Agreement”) with JPMorgan Chase Bank, National Association and H/2 SO III Funding LLC as lenders. Also on July 7, 2015, Seritage SRC Mezzanine Finance LLC and Seritage KMT Mezzanine Finance LLC, two wholly-owned subsidiaries of Operating Partnership and the parent companies of the Mortgage Borrower, as borrowers (together, the “Mezzanine Borrower”), entered into a Loan Agreement (the “Mezzanine Loan Agreement” and together with the Mortgage Loan Agreement, the “Loan Agreements”) with JPMorgan Chase Bank, National Association and H/2 Special Opportunities III Corp., as lenders.

Pursuant to the Mortgage Loan Agreement, the Mortgage Borrowers borrowed $925 million, the net proceeds of which were distributed to subsidiaries of Sears Holdings in connection with the Transaction. Pursuant to the Mezzanine Loan Agreement, the Mezzanine Borrowers borrowed $236 million, the net proceeds of which were also distributed to subsidiaries of Sears Holdings in connection with the Transaction. The Mortgage Loan Agreement also provides for a $100 million future funding facility which must be drawn by the Mortgage Borrower by June 2017 to finance development activities at the properties acquired by Seritage Growth in the Transaction. The advances under the Loan Agreements do not amortize and will mature July 2019, subject to two one year extension options at the applicable borrower’s election upon satisfaction of certain conditions. Amounts borrowed and repaid under the Loan Agreements will not be available to be re-borrowed.

All obligations under the Mortgage Loan Agreement are secured by mortgages on, and other security interests in, substantially all of the assets of the Mortgage Borrower, including all of the properties acquired in the Transaction, and by a pledge of the joint venture interests acquired in the Transaction. All obligations under the Mezzanine Loan Agreement are secured by a pledge of the equity interests in the Mortgage Borrower and in the subsidiaries of Operating Partnership that own the joint venture interests acquired in the Transaction. Seritage Growth and Operating Partnership have executed a recourse carve-out guaranty of the obligations under each of the Loan Agreements as well as a limited completion guaranty with respect to future redevelopment projects undertaken by the Mortgage Borrower at the Acquired Properties.

Interest on the loans under the Mortgage Loan Agreement and Mezzanine Loan will accrue at a rate of LIBOR plus a weighted average spread of 465 basis points. In connection with entry into the Loan Agreements, we have entered into a LIBOR interest rate cap agreement at an agreed strike rate.

The Loan Agreements contain affirmative and negative covenants, restrictions and events of default customary for commercial real estate mortgage and mezzanine loans. Such restrictions include cash flow sweep provisions based on certain metrics of our financial and operating performance. The Loan Agreements also include certain representations and warranties and covenants regarding the ownership and operation of the properties acquired in the Transaction and standard special purpose bankruptcy remote entity covenants designed to preserve the separateness of the borrowers from Seritage Growth and the Operating Partnership.

The foregoing descriptions of the Loan Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreements, which are included as Exhibit 10.3 and Exhibit 10.4 hereto and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On July 7, 2015, Seritage Growth issued and sold to a subsidiary of General Growth Properties, Inc. 1,125,760 Class A common shares at a price of $29.58 per share, for an aggregate purchase price of $33.3 million, in a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

In addition, on July 7, 2015, Seritage Growth issued and sold to a subsidiary of Simon Property Group, Inc. 1,125,760 Class A common shares at a price of $29.58 per share, for an aggregate purchase price of $33.3 million, in a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

Furthermore, on July 7, 2015, Seritage Growth issued and sold to ESL 1,589,020 Class B common shares of beneficial interest, par value $0.01 per share (the “Class B common shares”) in connection with an exchange of cash and subscription rights for Class B common shares and limited partnership units of the Operating Partnership in a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The aggregate purchase price for the Class B common shares purchased by ESL was $858,070.80.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Equity Grants to CEO

On July 7, 2015, Seritage Growth granted Benjamin Schall, its Chief Executive Officer, certain “sign-on awards” or “annual equity grants,” as applicable, as required under Mr. Schall’s employment agreement with Seritage Growth and the Operating Partnership, dated April 17, 2015 (which agreement is described in Seritage Growth’s Registration Statement on Form S-11, as amended (File No. 333-203163)). Generally, the time-vesting awards vest in equal installments over three years, and the performance-vesting awards will become vested subject to achievement of certain performance metrics to be established by the Compensation Committee of the Board of Trustees of Seritage Growth (the “Committee”) over a three-year performance period. The sign-on awards granted to Mr. Schall consist of (i) 67,613.25 shares of restricted Class A common shares, 25% of which were immediately vested on the date of grant, and (ii) a performance-vesting restricted Class A common share award covering a target number of shares equal to 101,419.87. Mr. Schall’s annual equity grants for fiscal year 2015 consist of (x) a time-vesting restricted share unit award covering 21,551.72 Class A common shares and (y) a performance-vesting restricted Class A common share award covering a target number of shares equal to 21,551.72. With respect to Mr. Schall’s performance-vesting awards, the Committee may elect to convert such awards into equity awards of the Operating Partnership, and will set performance metrics required to be achieved in order for Mr. Schall to earn his performance-vesting awards, after the date of grant.

The foregoing description of the “sign-on awards” and “annual equity grants” is qualified in its entirety by reference to the Seritage Growth Properties Restricted Share Agreement, Form of Seritage Growth Properties Sign-On P-RSU Restricted Share Agreement, Form of Seritage Growth Properties Time-Vesting Restricted Share Unit Agreement, and Form of Seritage Growth Properties Annual P-RSU Restricted Share Agreement, respectively, which are included Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, hereto and are incorporated herein by reference.

Hiring of Chief Financial Officer

On July 10, 2015, Seritage Growth announced that Brian Dickman will commence employment as the Chief Financial Officer and Executive Vice President of Seritage Growth no later than August 17, 2015. The employment agreement between Seritage Growth and Mr. Dickman on July 6, 2015, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Mr. Dickman’s employment agreement provides for an annual base salary of $425,000 and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary, with a guarantee that Mr. Dickman’s 2015 annual cash bonus will be at least $318,750 with no proration. The employment agreement also provides for an annual equity award grant covering either shares of Seritage Growth common stock or limited partnership interests in the Operating Partnership. The agreement also provides that this annual equity award grant will have a target aggregate grant date fair market value equal to 75% of Mr. Dickman’s annual base salary and a maximum aggregate grant date fair market value equal to 125% of Mr. Dickman’s annual base salary, with a guarantee that Mr. Dickman’s 2015 annual RSU grant will have a value equal to at least $318,750 with no proration. 50% of the annual equity grant will consist of time-vesting restricted stock units (“RSUs”) and 50% will consist of performance-vesting RSUs, in each case, subject to the terms and conditions established by the Committee.

Sign-On Bonus and Sign-On Equity Awards. Mr. Dickman is entitled to a one-time sign-on bonus of $250,000, payable within 30 days of his start date. Within 60 days following the closing date of the Rights Offering, Mr. Dickman will receive a sign-on equity grant consisting of restricted stock units that relate to Seritage Growth common stock or limited partnership interests in the Operating Partnership. The sign-on RSUs will have a grant date fair market value of $250,000, of which 50% will consist of time-vesting RSUs and 50% will consist of performance-vesting RSUs, in each case, subject to the terms and conditions established by the Compensation Committee. In the event of a termination by Seritage Growth for cause or a resignation by Mr. Dickman without good reason during the 12 months following his start date, the sign-on bonus must be repaid immediately and the sign-on equity awards will be forfeited.

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Dickman is entitled to (i) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination (provided that the 2015 annual bonus is guaranteed at $318,750 if termination occurs during 2015) and (ii) vesting of sign-on and annual RSU awards, provided that the vesting in respect of any performance-vesting equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Dickman is also entitled to 12 months of subsidized COBRA coverage.

Termination without Cause; Resignation with Good Reason. Upon a termination by Seritage Growth without “cause” or resignation by Mr. Dickman with “good reason,” Mr. Dickman shall be entitled to (i) base salary continuation for 12 months, (ii) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination (provided that the 2015 annual bonus is guaranteed at $318,750 if termination occurs during 2015), (iii) 12 months of subsidized COBRA coverage, (iv) vesting of the sign-on RSU awards, and (v) prorated vesting of annual RSU awards based on the number of days worked during the applicable vesting period. Performance for any performance-vesting equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Housing and Relocation Expenses. Mr. Dickman will be provided with corporate housing in New York for an agreed upon period. Upon permanent relocation, Mr. Dickman will be reimbursed for relocation expenses in accordance with Seritage Growth’s policy.

Restrictive Covenants. During his employment with Seritage Growth and for 12 months thereafter, Mr. Dickman is subject to non-competition and non-solicitation covenants. Mr. Dickman is also subject to a perpetual confidentiality covenant.

The foregoing summary of Mr. Dickman’s employment agreement does not purport to be complete and is qualified in its entirety by reference to his employment agreement, which is included as Exhibit 10.10 hereto and is incorporated herein by reference.

On July 6, 2015, Mr. Dickman entered into a letter agreement with Seritage Growth and Operating Partnership pursuant to which Operating Partnership agreed to be the primary employer and jointly and severally liable for Seritage Growth’s liabilities and obligations under Mr. Dickman’s employment agreement (excluding the agreement to deliver Seritage Growth equity). In addition, all references to Seritage Growth in Mr. Dickman’s employment agreement will also be deemed to refer to Operating Partnership.

Prior to joining Seritage Growth, Mr. Dickman, age 39, served as the Chief Financial Officer and Secretary of Agree Realty Corporation (NYSE: ADC) (“Agree”), where he was responsible for all corporate finance, accounting, financial reporting, treasury, capital markets and investor relations activities. He joined Agree in February 2014. Prior to joining Agree, Mr. Dickman was a real estate investment banker at RBC Capital Markets from April 2012 to February 2014, Barclays from September 2008 to March 2012 and Lehman Brothers from August 2005 to September 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 6, 2015, Seritage Growth amended and restated its declaration of trust (the “Articles of Amendment and Restatement”) and bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Articles of Amendment and Restatement and Amended and Restated Bylaws can be found in the section entitled “Certain Provisions of Maryland Law and of Seritage Growth’s Declaration of Trust and Bylaws” in Seritage Growth’s prospectus dated June 9, 2015 and filed on June 10, 2015 pursuant to Rule 424(b)(3) under the Securities Act, relating to Seritage Growth’s Registration Statement on Form S-11, as amended (File No. 333-203163), which description is incorporated herein by reference.

The foregoing description of the Articles of Amendment and Restatement and the Amended and Restated Bylaws is qualified in its entirety by reference to the Articles of Amendment and Restatement and the Amended and Restated Bylaws, respectively, which are included as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	Articles of Amendment and Restatement

Exhibit 3.2	Amended and Restated Bylaws

Exhibit 4.1	Registration Rights Agreement by and among Seritage Growth Properties, ESL Investments, Inc., and Seritage Growth Properties, L.P., dated as of July 7, 2015

Exhibit 10.1	Transition Services Agreement by and between Sears Holdings Management Corporation and Seritage Growth Properties, L.P., dated as of July 7, 2015

Exhibit 10.2	Agreement of Limited Partnership of Seritage Growth Properties, L.P., dated as of July 7, 2015

Exhibit 10.3	Master Lease by and among Seritage SRC Finance LLC, Seritage KMT Finance LLC, Kmart Operations, LLC, and Sears Operations, LLC, dated as of July 7, 2015

Exhibit 10.4	Mortgage Loan Agreement by and among Seritage SRC Finance LLC, Seritage KMT Finance LLC, certain other subsidiaries of Operating Partnership, JPMorgan Chase Bank, National Association and H/2 SO III Funding LLC, dated as of July 7, 2015

Exhibit 10.5	Mezzanine Loan Agreement by and among Seritage SRC Mezzanine Finance LLC, Seritage KMT Mezzanine Finance LLC, JPMorgan Chase Bank, National Association and H/2 Special Opportunities III Corp., dated as of July 7, 2015

Exhibit 10.6	Seritage Growth Properties Restricted Share Agreement

Exhibit 10.7	Form of Seritage Growth Properties Sign-On P-RSU Restricted Share Agreement

Exhibit 10.8	Form of Seritage Growth Properties Time-Vesting Restricted Share Unit Agreement

Exhibit 10.9	Form of Seritage Growth Properties Annual P-RSU Restricted Share Agreement

Exhibit 10.10	Employment Agreement with Brian Dickman, dated as of July 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

Dated: July 10, 2015	/s/Matthew Fernand
	By:	Matthew Fernand
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 3.1	Articles of Amendment and Restatement

Exhibit 3.2	Amended and Restated Bylaws

Exhibit 4.1	Registration Rights Agreement by and among Seritage Growth Properties, ESL Investments, Inc., and Seritage Growth Properties, L.P., dated as of July 7, 2015

Exhibit 10.1	Transition Services Agreement by and between Sears Holdings Management Corporation and Seritage Growth Properties, L.P., dated as of July 7, 2015

Exhibit 10.2	Agreement of Limited Partnership of Seritage Growth Properties, L.P., dated as of July 7, 2015

Exhibit 10.3	Master Lease by and among Seritage SRC Finance LLC, Seritage KMT Finance LLC, Kmart Operations, LLC, and Sears Operations, LLC, dated as of July 7, 2015

Exhibit 10.4	Mortgage Loan Agreement by and among Seritage SRC Finance LLC, Seritage KMT Finance LLC, certain other subsidiaries of Operating Partnership, JPMorgan Chase Bank, National Association and H/2 SO III Funding LLC, dated as of July 7, 2015

Exhibit 10.5	Mezzanine Loan Agreement by and among Seritage SRC Mezzanine Finance LLC, Seritage KMT Mezzanine Finance LLC, JPMorgan Chase Bank, National Association and H/2 Special Opportunities III Corp., dated as of July 7, 2015

Exhibit 10.6	Seritage Growth Properties Restricted Share Agreement

Exhibit 10.7	Form of Seritage Growth Properties Sign-On P-RSU Restricted Share Agreement

Exhibit 10.8	Form of Seritage Growth Properties Time-Vesting Restricted Share Unit Agreement

Exhibit 10.9	Form of Seritage Growth Properties Annual P-RSU Restricted Share Agreement

Exhibit 10.10	Employment Agreement with Brian Dickman, dated as of July 6, 2015.